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                                                                      Exhibit 11

HANOVER FOODS CORPORATION AND SUBSIDIARIES

Computations of Per Share Earnings

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                                                                Fiscal years ended
                                                 --------------------------------------------
                                                        1996           1995          1994
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
Primary:
  Net earnings                                   $      420,000      1,888,000     6,161,000
  Preferred stock dividends                             (31,000)       (33,000)      (34,000)
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Net earnings applicable to common stock          $      389,000      1,855,000     6,127,000
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Shares:
  Weighted average number of
    shares outstanding                                  729,608        734,252       739,026
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Primary earnings per share                       $         0.53           2.53          8.29
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Fully diluted:
  Net earnings                                   $      420,000      1,888,000     6,161,000
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Shares:
  Weighted average number of shares
    outstanding                                         729,608        734,252       739,026
  Assuming conversion of preferred
    stock into common stock                               6,340          6,458         7,100
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Weighted average number of shares
  outstanding                                           735,948        740,710       746,126
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Earnings per share assuming full
  dilution                                       $         0.57           2.55          8.26
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

This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3% or in anti-dilution